UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported) June 9, 2014

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2014, Edward M. Jenkin resigned from Chugach Electric Association, Inc. (“Chugach”) as Vice President of Power Delivery. After more than 25 years of service with Chugach, Mr. Jenkin is looking forward to a shorter commute and exploring other opportunities.

Mr. Jenkin was appointed Vice President, Power Delivery on August 22, 2008. Prior to that appointment he served as Acting Sr. Vice President, Power Delivery since January 14, 2008. Mr. Jenkin has over 30 years of utility experience in engineering, system operations, and planning. He is a Registered Engineer in the State of Alaska. Mr. Jenkin was promoted from the position of the Director, Engineering Services Division that he held since July of 2004. Prior to that Mr. Jenkin served as Systems Operations Supervisor beginning in February of 2000, and was the Senior Planning Engineer starting in August of 1995. Mr. Jenkin joined Chugach in March of 1989, as part of the union, after starting his career as an Engineering Technician with Matanuska Electric Association, Inc. in April of 1982.

Chugach would like to take this opportunity to express its great appreciation of and highest respect for Mr. Jenkin for all he has done for Chugach.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2014	CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer